EXHIBIT 5.1

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NAGASHIMA OHNO & TSUNEMATSU
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                                          Kioichio Bldg, 3-12, Kiochio,
                                          Chiyoda-ku, Tokyo, 102-0094, Japan
                                          Telephone: 81+3-3288-7000
                                          Facsimile: 81+3-5213-7800

                                                                  March 31, 2004

Sony Corporation
7-35, Kitashinagawa 6-chome
Shinagawa-ku, Tokyo 141-0001
Japan

Ladies and Gentlemen:

       We have acted as Japanese counsel to Sony Corporation, a corporation organized under the laws of Japan ("Sony"). Sony has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") which is (i) to be filed by it with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the "Act"); and which (ii) relates to an aggregate of 1,333,500 shares of its common stock (the "Shares") issuable upon exercise of the Fourth Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation and the Sixth Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation (together, the "SARs") granted to directors, corporate executive officers and employees in the United States of Sony Corporation and its affiliated companies in connection with its Stock Incentive Plan.

       In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

       Based on the foregoing, we are of the opinion that the Shares to be issued upon exercise of the SARs have been duly and validly authorized for issuance and, when issued upon exercise of the SARs in compliance with the provisions of the terms and conditions of the SARs, will be validly issued, fully paid and non-assessable.

       We are members of the bar of Japan and our opinion is limited solely to the laws of Japan effective as of the date hereof.

       We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ Nagashima Ohno & Tsunematsu

(MI)